April 7, 2011

Board of Directors
Stem Cell Assurance, Inc.

Ladies and Gentlemen:

I hereby resign as a director of Stem Cell Assurance, Inc.

It is agreed that, notwithstanding the provisions of the Company’s 2010 Equity Participation Plan, the options granted to me on December 15, 2010 for the purchase of 4,000,000 shares of common stock of the Company shall remain exercisable until, and shall thereupon terminate if not exercised, two (2) years from the date hereof.

Very truly yours,

/s/ Joseph Ross, M.D.

Agreed:

Stem Cell Assurance, Inc.

By: /s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer